UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contribution and Exchange Agreement

On June 17, 2010, El Paso Pipeline Partners, L.P. (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with El Paso Corporation (“El Paso”), El Paso SNG Holding Company, L.L.C  (“EP SNG”), EPPP SNG GP Holdings, L.L.C. (“EPPP SNG”),  Southern Natural Gas Company (“SNG”), and El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”).  Pursuant to the Contribution Agreement, El Paso and EP SNG (collectively, the “Contributing Parties”) agreed to contribute to the Partnership (together with the Operating Company and EPPP SNG, the “Partnership Parties”) a 16% general partner interest in SNG  in exchange for consideration of $394 million, subject to adjustment as described in the Contribution Agreement. In the Contribution Agreement, El Paso granted the Partnership a ninety-day option to purchase up to an additional 4% general partner interest in SNG in 1% increments. The consideration to be paid for each additional 1% increment is $24.6 million.

Pursuant to the Contribution Agreement, the Contributing Parties agreed to indemnify the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees, and the officers, directors and employees of El Paso Pipeline GP Company, L.L.C. (the “Partnership Indemnified Parties”) against certain losses resulting from any breach of the Contributing Parties’ or SNG’s representations, warranties covenants or agreements.  The Partnership Parties agreed to indemnify the Contributing Parties, SNG, their affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees against certain losses resulting from any breach of the Partnership Parties’ representations, warranties covenants or agreements.  Certain of the parties’ indemnification obligations, considered collectively, are subject to a deductible of $3.94 million and are subject to a ceiling amount of approximately $59.1 million, each subject to adjustment upon the exercise of the Partnership’s option to purchase any additional incremental interest in SNG.  In addition, the parties’ indemnification obligations for certain tax liabilities and losses are not subject to the deductible or the ceiling amount.

The description of the Contribution Agreement in this report is qualified in its entirety by reference to the copy of the Contribution Agreement filed as Exhibit 2.1 to this report, which is incorporated by reference into this report in its entirety.

Relationships

Currently, El Paso indirectly owns 60,672,648 Common Units and 27,727,411 subordinated units representing limited partner interests in the Partnership, which in the aggregate represent a 61.6% limited partner interest in the Partnership.  El Paso Pipeline GP Company, L.L.C. serves as the general partner of the Partnership (the “General Partner”), holding a 2% general partner interest and incentive distribution rights in the Partnership.  El Paso indirectly owns 100% of the General Partner which allows it to control the Partnership. Each of the Partnership, the General Partner, the Operating Company and SNG is an indirect subsidiary of El Paso.  After giving effect to the contribution in connection with the Contribution Agreement, El Paso will directly or indirectly own a 59% general partner interest in SNG, subject to adjustment as described above.  Further, certain officers and directors of the General Partner serve as officers and/or directors of El Paso, the Partnership and the Operating Company.  The Partnership is a party to an omnibus agreement with El Paso and its affiliates that governs the Partnership’s relationship with El Paso and its affiliates regarding (i) reimbursement of certain operating and general and administrative expenses;(ii) indemnification for certain environmental contingencies, tax contingencies and right-of-way defects; and (iii) reimbursement for certain expenditures.

In addition, each of the Partnership and SNG currently have and will have in the future other routine agreements with El Paso or one of its subsidiaries that arise in the ordinary course of business, in addition to the Partnership’s Agreement of Limited Partnership and the SNG General Partnership Agreement, such as agreements for services and other transportation and exchange agreements and interconnection and balancing agreements with other El Paso pipelines.

The conflicts committee of the board of directors of the General Partner unanimously recommended approval of the terms of the Partnership’s acquisition of the Interest.  The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transaction.  In recommending approval of the transaction, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership pursuant to the Contribution Agreement is fair, from a financial point of view, to the holders of Common Units of the Partnership, other than the General Partner and its affiliates. The board of directors of the General Partner unanimously approved the terms of the Partnership’s acquisition of the general partner interest in SNG pursuant to the Contribution Agreement.

Item 8.01 Other Events.

On June 18, 2010, the Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Wells Fargo Securities, LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Partnership sold 10,000,000 common units representing limited partner interests in the Partnership (the “Units”) at a price of $28.80 per Unit ($27.69 per Unit, net of the underwriting discount).  Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to 1,500,000 additional Units at the same  price to cover over-allotments, if any.  Closing of the issuance and sale of the Units is scheduled for June 23, 2010.

The offering of Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-165679), as supplemented by the prospectus supplement dated June 18, 2010 relating to the Units, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.  Certain legal opinions related to the are filed herewith as Exhibits 5.1 and 8.1.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Units are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions.  The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Partnership intends to use the net proceeds from the offering as partial consideration for the acquisition of additional general partnership interests SNG as described above in Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 18, 2010, by and among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C. and the several underwriters named on Schedule II thereto.
2.1	Contribution Agreement.
5.1	Opinion of Andrews Kurth LLP.
8.1	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.

By:	EL PASO PIPELINE GP COMPANY, L.L.C., its General Partner

By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: June 22, 2010

EL PASO PIPELINE PARTNERS, L.P.

EXHIBIT INDEX

Each exhibit identified below is filed as a part of this report.

Exhibit Number	Description
1.1	Underwriting Agreement, dated June 18, 2010, by and among El Paso Pipeline Partners, L.P., El Paso Pipeline GP Company, L.L.C. and the several underwriters named on Schedule II thereto.
2.1	Contribution Agreement.
5.1	Opinion of Andrews Kurth LLP.
8.1	Opinion of Andrews Kurth LLP relating to tax matters.
23.1	Consents of Andrews Kurth LLP (included in Exhibits 5.1 and 8.1).